Exhibit 99.4

American Eagle Energy Corporation

Reserves Rollforward (BOE Basis)

December 31, 2014

	SEC Pricing (100% of PUDs)			SEC Pricing (50% of PUDs)
	Oil (Barrels)	Gas (Mcf)	Total BOE	Oil (Barrels)	Gas (Mcf)	Total BOE
Proved Reserves at 12/31/13	12,109	8,652	13,550	12,109	8,652	13,550

Revisions	(2,430)	(1,423)	(2,667)	(3,726)	(2,377)	(4,122)
Extensions & Discoveries	3,861	2,686	4,309	1,064	640	1,171
Purchased of Reserves in Place	1,051	948	1,209	1,051	948	1,209
Sales of Reserves in Place	(148)	(1)	(148)	(148)	(1)	(148)
Production	(763)	(42)	(770)	(763)	(42)	(770)

Proved Reserves at 12/31/14	13,680	10,820	15,483	9,587	7,820	10,890

Revisions Detail: Primary causes are:	1) Well interference from new completions
2) Under performance of new completions and/or mechanical failure of new completions
3) Temporary production decline or completion damage
4) 15% Reduction of primary Three Forks type curve for PUD locations

2014 Estimated F&D Costs:	1) $29.10/BOE (26 operated wells completed in 2014 including 2 mechanical dryholes)
2) $26.50/BOE (Excluding the 2 mechanical dryholes)
3) 3 wells had CWC > $10 MM and 4 wells had CWC < $6 MM
4) Last 13 wells drilled (starting w/ the 4 well development pad) had average CWC = $6.15 MM